As filed with the Securities and Exchange Commission on June 11, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELL TECHNOLOGIES INC.	DELL INTERNATIONAL L.L.C.	EMC CORPORATION
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware	Massachusetts
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

80-0890963	81-3562797	04-2680009
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

One Dell Way Round Rock, Texas 78682 (800) 289-3355	One Dell Way Round Rock, Texas 78682 (800) 289-3355	176 South Street Hopkinton, Massachusetts 01748 (508) 435-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Richard J. Rothberg, Esq.

General Counsel and Secretary

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

(800) 289-3355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Hui Lin

Jessica Asrat

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, New York 10017

Telephone: (212) 455-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The additional registrants listed below may guarantee the debt securities:

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Dell Inc.	Delaware	74-2487834	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355

Denali Intermediate Inc.	Delaware	38-3897772	One Dell Way Round Rock, Texas 78682 Telephone: 1-800-289-3355

PROSPECTUS

Dell International L.L.C.

EMC Corporation

Debt Securities

Guarantees of Debt Securities

Dell International L.L.C. (“Dell International”) and EMC Corporation (“EMC” and, together with Dell International, the “Issuers”) may, from time to time, offer and sell debt securities. Debt securities issued by the Issuers may be guaranteed by Dell Technologies (as defined below) and any of the additional Registrant Guarantors named in the Table of Additional Registrant Guarantors (the “additional Registrant Guarantors”). Any debt securities issued will be the senior unsecured obligations of the Issuers, Dell Technologies and, as applicable, one or more of the additional Registrant Guarantors.

The Issuers may offer and sell these debt securities separately or together, in one or more series and in amounts, at prices and on terms described in one or more offerings. When the Issuers decide to sell a particular series of these debt securities, the terms of the debt securities, including the initial offering price and the aggregate amount of the offering, will be provided in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

The debt securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in securities registered hereby involves risks. See “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in any securities.

Neither the United States (the “U.S.”) Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2026.

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement, in any applicable prospectus supplement, free writing prospectus or in the materials that we have incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. The Issuers are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any such free writing prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that the Issuers, Dell Technologies and the additional Registrant Guarantors filed with the SEC, as Dell Technologies is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus provides you with a general description of the securities the Issuers, Dell Technologies and the additional Registrant Guarantors may offer. Each time this prospectus is used to offer securities, a prospectus supplement will be provided and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.” If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy, legal proceedings and similar matters are forward-looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks, including the risks discussed in “Part I — Item 1A — Risk Factors” in our Annual Report (the “Annual Report”) on Form 10-K for the fiscal year ended January 30, 2026, in this prospectus and in our other periodic and current reports filed with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement after the date as of which such statement was made, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

These statements regarding future events or our future performance or results inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. The risks, contingencies and other uncertainties that could cause our business and actual results of operations, financial condition and prospects to differ materially from our expectations include, but are not limited to:

•	adverse global economic conditions and instability in financial markets;

•	competitive pressures;

•	the operating results of our business units;

•	our relationships with our product and component vendors;

•	our use of single-source or limited-source suppliers;

•	the nature of demands for artificial intelligence (“AI”) solutions;

•	management of our AI solutions and use of AI in our internal functions and operations;

•	failure to deliver high-quality products, software, and services, or to manage solutions and product and services transitions in an effective manner;

•	failure to successfully implement our cost efficiency plans;

•	security incidents, including cyber-attacks;

•	our foreign operations and ability to generate substantial non-U.S. net revenue;

•	product, service, customer, and geographic sales mix and seasonal sales trends;

•	the performance of our sales channel partners;

•	strategic acquisitions and dispositions we pursue;

•	access to the capital markets by us or our customers;

•	weak economic conditions, changing customer mix, and additional regulation;

•	counterparty default risks;

•	any material impairments to our goodwill or intangible assets;

•	the loss of, or reduction of services or rates under, any contracts with our customers, including government contracts, and our ability to perform such contracts at our estimated costs;

•	our ability to develop and protect our proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms;

•	infrastructure disruptions, including disruptions to our information technology and manufacturing infrastructure;

•	our ability to effectively hedge our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	adverse legislative or regulatory tax changes, expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	declines in fair value or impairment of portfolio investments;

•	unfavorable results of legal proceedings;

•	evolving and varied stakeholder expectations and regulatory requirements with respect to sustainability and environmental, social, and governance activities;

•	the impact of climate-related risks and legal, regulatory, or market measures related to climate;

•	compliance with changing environmental and safety laws;

•	compliance requirements of anti-corruption laws, economic sanctions and other trade laws, human rights laws and other laws regulating our international operations;

•	our dependence on the services of our Chief Executive Officer and our loss of, or inability to continue to attract, retain and motivate, executive talent and other employees;

•	our level of indebtedness; and

•	other factors discussed under “Risk Factors” and elsewhere included in or incorporated by reference into this prospectus.

Because of these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our expectations change or if new events, circumstances or information arises, and investors should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus, except as may be required under applicable federal securities law.

INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference herein include information with respect to market share and other industry-related and statistical information, which are based on information from independent industry organizations and other third-party sources. We also have derived some industry and market information from our internal analysis based upon data available from such independent and third-party sources and our internal research. We believe such information to be accurate as of their respective dates. However, this information is subject to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources. We cannot guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus. Such information also involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Certain trademarks and/or trade names are subject to registrations or applications to register with the United States Patent and Trademark Office or the equivalent in certain foreign jurisdictions, while others are not subject to registration but are protected by common law rights. These registered and unregistered marks include our corporate names, logos, and website names used herein. Each trademark, service mark, or trade name by any other company appearing in this prospectus or any accompanying prospectus supplement (or in documents we have incorporated by reference) belongs to its owner.

Solely for convenience, trademarks, service marks, and trade names referred to in this prospectus or any accompanying prospectus supplement (or in documents we have incorporated by reference) may appear without the ®, TM, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensors to these trademarks, service marks or trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, those other parties.

BASIS OF PRESENTATION

This prospectus includes and incorporates by reference the historical consolidated financial statements and other financial data of Dell Technologies, which may guarantee any debt securities offered pursuant to the registration statement of which this prospectus forms a part. Each of the Issuers is a direct wholly-owned subsidiary of Dell Inc., an additional Registrant Guarantor, and an indirect wholly-owned subsidiary of Dell Technologies. No separate financial information has been provided in this prospectus for Dell International or EMC.

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Dell Technologies,” “we,” “our,” or “us” refer to Dell Technologies Inc., a Delaware corporation, or, as the context requires, to Dell Technologies Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public on the SEC’s website at www.sec.gov. Investors also may consult our website for more information. Our website is www.dell.com and the Investors page of our website is https://investors.delltechnologies.com. The information contained in, or that may be accessed through, our website is not incorporated by reference into this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Dell Technologies or its subsidiaries, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC (including any prospectus supplement) will automatically update and supersede this information. We incorporate by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise expressly incorporated by reference herein):

•

Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January  30, 2026 (including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2026 Annual Meeting of Stockholders filed on May 15, 2026);

•	Dell Technologies’ Quarterly Report on Form 10-Q for the quarter ended May 1, 2026; and

•	Dell Technologies’ Current Reports on Form 8-K filed with the SEC on April 20, 2026 and June 10, 2026.

We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities hereunder. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless specifically noted otherwise.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Investor Relations

Telephone: (512) 728-7800

In addition, you may access the documents incorporated by reference herein free of charge on the SEC’s website. See also “Where You Can Find More Information.”

DELL TECHNOLOGIES INC.

Dell Technologies is a leader in the global technology industry focused on providing broad and innovative technology solutions for the data and AI era. These solutions range from client devices and peripherals to infrastructure solutions across servers, networking, and storage to meet the evolving needs of our customers and drive better business outcomes. With our extensive portfolio and commitment to innovation, we design, deploy, and support secure, integrated solutions that extend from the edge to the core to the cloud. We deliver AI-optimized, software-defined, and cloud native infrastructure solutions across a broad partner ecosystem to help customers address evolving information technology (“IT”) needs, drive outcomes, and capture growth as customer spending priorities evolve.

Dell Technologies operates globally in over 170 countries, supported by a world-class organization across key functional areas, including technology and product development, marketing, sales, services, and financing. We have a number of operational advantages that provide a critical foundation for our success. We provide leading end-to-end solutions across our portfolio of products and services. Our go-to-market operations include an extensive direct sales force, with the ability to build deep customer relationships, and a global network of channel partners. Our global services footprint consists of service and support professionals and vendor-managed service centers that support customers across the world. Our world-class supply chain operates at a significant scale with the ability to remain agile in a variety of environments.

We offer customers choice in how they acquire our solutions, including utility, subscription, as-a-Service, leases, loans, and immediate pay models. These options allow our customers to pay upfront or over time, providing them with operational and financial flexibility.

Our vision is to become the most essential technology partner. We help customers address their IT needs and digital transformation objectives as they embrace today’s changing technology landscape. We intend to realize our vision by executing our strategy of leveraging our strengths to extend our leadership positions and capture new growth.

We believe we are well-positioned in our industry and that our results will continue to benefit from our operational advantages, which position us for long-term growth and value creation while keeping our purpose at the forefront of our decision-making: to create technologies that drive human progress.

Technology is rapidly evolving with demand for simple and holistic solutions as companies navigate an increasingly complex IT environment. To meet our customers’ needs, we invest in research and development, sales, and other key areas of our business to deliver superior products and solutions capabilities and to drive sustainable long-term growth.

The impacts of technological advancement and data expansion continue to be a force for progress as artificial intelligence and generative AI have become the next wave of technological innovation. Through each wave of technological progress, we look to advance our capabilities to change the way we work and make decisions, improve business outcomes and the customer experience, and reduce costs by leveraging new technology to optimize business processes. We believe our differentiated operating advantages, our leadership, and our way of doing business provide a foundation to foster growth, drive efficiencies, and capitalize on each successive wave of innovation in a dynamic industry.

DELL INTERNATIONAL L.L.C., EMC CORPORATION AND THE ADDITIONAL

REGISTRANT GUARANTORS

Each of Dell International and EMC is a direct wholly-owned subsidiary of Dell Inc. and an indirect wholly-owned consolidated subsidiary of Dell Technologies. With respect to the additional Registrant Guarantors, Denali Intermediate Inc. is a direct wholly-owned consolidated subsidiary of Dell Technologies, and Dell Inc. is a direct wholly-owned subsidiary of Denali Intermediate Inc. and an indirect wholly-owned consolidated subsidiary of Dell Technologies. Dell International, EMC, Denali Intermediate Inc. and Dell Inc. are holding companies that directly or indirectly hold all of the operating subsidiaries of Dell Technologies.

CORPORATE INFORMATION

Dell Technologies (under the name Denali Holding Inc.) was incorporated in the State of Delaware in 2013 in connection with the going-private transaction in October 2013 pursuant to which the public stockholders of Dell Inc. received cash for their shares of Dell Inc. common stock. Denali Holding Inc. changed its name to Dell Technologies Inc. on August 25, 2016. In addition, Dell Technologies anticipates changing its jurisdiction of incorporation to Texas, subject to the approval of stockholders. See “Recent Developments.” Our global corporate headquarters is located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 728-7800. Our website is www.dell.com and the Investors page of our website is https://investors.delltechnologies.com. Information contained or linked on our website is not part of, and is not incorporated by reference into, this prospectus.

Dell International (under the name New Dell International LLC) was incorporated in the State of Delaware in 2016 in connection with Dell Technologies’ acquisition of EMC. New Dell International LLC changed its name to Dell International L.L.C. on September 8, 2016. Dell Inc. and Denali Intermediate Inc. were incorporated in the State of Delaware in 1987 and 2013, respectively. The principal address of Dell International, Denali Intermediate Inc. and Dell Inc. is One Dell Way, Round Rock, Texas 78682.

EMC was incorporated in Massachusetts in 1979. EMC’s corporate headquarters are located at 176 South Street, Hopkinton, Massachusetts 01748. EMC’s telephone number is (508) 435-1000.

RECENT DEVELOPMENTS

On May 3, 2026, Dell Technologies’ board of directors unanimously approved changing the jurisdiction of Dell Technologies’ state of incorporation from Delaware to Texas, subject to the approval of our stockholders (the “Redomestication”). The Redomestication, if approved, will be effected through a conversion of Dell Technologies pursuant to Section 266 of the Delaware General Corporation Law and Title 1, Chapter 10, Subchapter C of the Texas Business Organizations Code pursuant to, and in accordance with, a plan of conversion (the “Plan of Conversion”). By operation of the Plan of Conversion and upon consummation of the Redomestication, among other things, Dell Technologies will continue in existence as a Texas corporation and will continue to operate our business under its current name, “Dell Technologies Inc.” In addition, (i) each issued and outstanding share of our Class A, Class B and Class C common stock will be automatically converted into one outstanding share of Class A, Class B and Class C common stock, respectively, of the Texas corporation; and (ii) each outstanding stock option, restricted stock unit, performance stock unit, other equity award or other right to acquire shares of Class C common stock of the Delaware corporation will continue in existence and automatically become a stock option, restricted stock unit, performance stock unit, other equity award or other right to acquire an equal number of shares, respectively, of Class C common stock of the Texas corporation under the same terms and conditions.

RISK FACTORS

Investing in any securities offered pursuant to the registration statement of which this prospectus forms a part involves risks. Before making a decision to invest in any securities, you should carefully consider the risk factors discussed in the Annual Report and in other documents that Dell Technologies files with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference into this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

The Issuers intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement and/or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities covered by this prospectus will be the Issuers’ and, as applicable, Dell Technologies’ and the additional Registrant Guarantors’ senior unsecured obligations. The debt securities will be issued under one or more base indentures, together with related officer’s certificates or supplemental indentures between the Issuers, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), including under the indenture, dated as of January 24, 2023, among the Issuers, the guarantors party thereto (the “Guarantors”) and the Trustee (together with any related supplemental indentures or officer’s certificates, the “Existing Indenture”). We refer herein to each of the Existing Indenture and any other indenture under which debt securities will be issued pursuant to this prospectus as the “Indenture.” The terms of the Indenture and any debt securities issued thereunder will be set forth in the prospectus supplement relating to such debt securities. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized some terms of the Existing Indenture below. We expect that the terms of the Indenture, if other than the Existing Indenture (any such other Indentures, a “New Indenture”), will be substantially similar to the Existing Indenture; however, we will describe the specific terms of the debt securities to be issued under any such New Indenture in a supplement to this prospectus. The below summary of the Existing Indenture is not complete. The Existing Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the Existing Indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Existing Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that are required to be a part of the Existing Indenture and which are deemed to be incorporated into the Existing Indenture and shall, to the extent applicable, be governed by those provisions.

In this section of the prospectus, references to the “Issuers” are to Dell International and EMC and not any of their Subsidiaries. When we refer to specific sections contained in the Existing Indenture or terms defined in the Existing Indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Existing Indenture, and you should refer to the Existing Indenture itself for detailed, specific, legal descriptions thereof.

Summary of the Existing Indenture

General

The Existing Indenture does not limit the amount of debt securities that the Issuers may issue thereunder. To the extent permitted by the Existing Indenture, the Issuers may issue debt securities under the Existing Indenture up to an aggregate principal amount as they may authorize from time to time.

A prospectus supplement relating to the offering of a series of debt securities will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Existing Indenture;

•	the price or prices at which the Issuers will sell the debt securities of the series;

•

the Person to whom any interest on the debt securities of the series shall be payable, if other than the Person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the applicable record date;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable;

•	the interest rate and the method for calculating the interest rate;

•	the dates on which interest will be payable and the related record dates;

•

the place or places where the principal of and any premium and interest on the debt securities of the series will be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the debt securities of such series and the Existing Indenture may be served, and the method of such payment;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed at the option of the Issuers;

•	any mandatory or optional sinking fund or analogous provisions;

•	the terms, if any, upon which the debt securities of the series may be exchanged for other securities issued by the Issuers;

•	the denominations in which the debt securities of the series will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency, currencies or currency units in which payment of principal of and any premium and interest on the debt securities of the series shall be payable if other than United States dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

•

the applicability of, and any addition to or change in, the covenants or definitions specified in the Existing Indenture as then in effect or in the terms specified in the Existing Indenture as then in effect relating to permitted consolidations, mergers or sales of assets;

•	any additions or deletions or changes to the provisions of the Existing Indenture relating to covenant defeasance and legal defeasance;

•

whether any of the debt securities of such series are to be issuable in temporary or permanent global form or both, and, if so, the depositary for the global securities and the terms and conditions, if any, relating to the exchange of interests in the global securities for the individual securities represented thereby in definitive registered form;

•	the trustee and any authenticating or paying agents, transfer agents or registrars;

•

any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the Trustee or the holders of the debt securities of the series to declare the principal, premium and interest with respect to the debt securities of such series due and payable; and

•

any other terms of the debt securities of the series and the related Security Guarantees, if any (whether or not such other terms are consistent or inconsistent with the provisions of the Existing Indenture and any deletions from or modifications or additions to the Existing Indenture in respect of such debt securities of the series or such Security Guarantees, if any).

Debt securities may be issued as original issue discount securities to be sold at a discount from their principal amount. Furthermore, we may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with, and having the same terms and conditions as, the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities); provided that if such additional debt securities are not fungible with the initial debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number. United States federal income tax consequences and other special considerations applicable to any future debt securities will be described in the prospectus supplement relating thereto.

Ranking

The debt securities will be:

•	senior unsecured obligations of the Issuers;

•	senior in right of payment to any future subordinated indebtedness of the Issuers;

•	pari passu in right of payment with all existing and future senior indebtedness of the Issuers;

•	structurally senior to all existing and future indebtedness and other liabilities of any Person that is a direct or indirect parent of the Issuers; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of the Issuers, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Security Guarantees

Unless the terms of a particular series of debt securities provide otherwise, the Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under any series of debt securities and the Existing Indenture, whether for payment of principal of, premium, if any, or interest on the debt securities of such series, expenses, indemnification or otherwise, on the terms set forth in the Existing Indenture.

As of the date of this prospectus, the Guarantors under the Existing Indenture are Dell Technologies, Denali Intermediate Inc. and Dell Inc. The Security Guarantee of each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of such Guarantor;

•	pari passu in right of payment with all existing and future senior indebtedness of such Guarantor; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of the Issuers, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Release of Security Guarantees

Unless the terms of a particular series of debt securities provide otherwise, each Security Guarantee of a series of debt securities by a Guarantor shall provide by its terms that its obligations under the Existing Indenture with respect to such series and such Security Guarantee shall be automatically and unconditionally released and discharged upon the Issuers exercising the legal defeasance option or covenant defeasance option with respect to such series as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Existing Indenture with respect to such series being discharged in accordance with the terms of the Existing Indenture.

Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets

The Issuers and the Guarantors will not merge, consolidate or amalgamate with or into or wind up into, (whether or not such Issuer or Guarantor is the surviving Person), consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of

Dell Technologies and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)

(x) in the case of a Division where an Issuer or Guarantor is the Dividing Person, each Division Successor shall remain or become an Issuer or a Guarantor, as the case may be, and (y) in all other cases, an Issuer or a Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than an Issuer or a Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (in each of clauses (x) and (y), such Issuer, such Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of an Issuer is not a corporation, a co-issuer of the debt securities is a corporation;

(2)

the Successor Company, if other than an Issuer or a Guarantor, expressly assumes, in the case of a Guarantor, all the obligations of such Guarantor under the Existing Indenture and its Security Guarantee and, in the case of an Issuer, all of the obligations of such Issuer under the Existing Indenture and the debt securities, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(3)	immediately after such transaction, no Event of Default exists.

The Successor Company will succeed to, and be substituted for, an Issuer or a Guarantor, as the case may be, under the Existing Indenture, the Security Guarantees and the debt securities, as applicable, and such Issuer or Guarantor, as applicable, will automatically be released and discharged from its obligations under the Existing Indenture, the Security Guarantees and the debt securities, as applicable. Notwithstanding the foregoing,

(1)

any Subsidiary of Dell Technologies may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Dell Technologies and any of its Subsidiaries (including the Issuers); and

(2)

an Issuer or a Guarantor may merge, consolidate or amalgamate with or into with an Affiliate of such Issuer or such Guarantor, as the case may be, solely for the purpose of reincorporating such Issuer or such Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.

Reports and Other Information

To the extent any debt securities are outstanding, Dell Technologies shall deliver to the Trustee any reports, information and documents that Dell Technologies is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after such report, information or document is required to be filed with the SEC. All such reports, information or documents that Dell Technologies files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee and transmitted to holders of debt securities at the time such reports, information or documents are filed via the EDGAR system (or any successor system).

Delivery of the foregoing reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Existing Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events is defined in the Existing Indenture as an “Event of Default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	the failure to pay the principal of (or premium, if any, on) such series of debt securities when due and payable;

(2)	the failure to pay any interest installment or Additional Amounts on such series of debt securities when due and payable, which failure continues for 30 days;

(3)

the failure by the Issuers to comply for 90 days after written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of such series with its covenants or other agreements (other than those described in clause (1) or (2) above) contained in the Existing Indenture; provided that in the case of a failure to comply with the provisions described under “— Reports and Other Information,” such period of continuance of such default or breach shall be 180 days after written notice described in this clause (3) has been given; provided that no such notice may be given with respect to any action taken, and reported publicly or to the holders of debt securities, more than two years prior to such notice; and

(4)	certain events of bankruptcy, insolvency or reorganization involving an Issuer (the “bankruptcy provisions”).

Unless otherwise specified in the applicable prospectus supplement, if an Event of Default enumerated above with respect to the debt securities of any series at the time outstanding shall occur and be continuing, then either the Trustee or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of such series may declare the principal, premium, if any, interest and any other monetary obligations on all the debt securities of such series to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by the holders of such debt securities). At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by written notice to the Issuers and the Trustee, may, in certain circumstances, rescind and annul such acceleration. If an Event of Default relating to the bankruptcy provisions occurs and is continuing, the principal of and interest on all the debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of debt securities.

Subject to certain restrictions, no holder of any debt securities of any series shall have any right to institute any proceeding with respect to the Existing Indenture or the debt securities of such series or for any remedy thereunder, unless such holder previously shall have given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series and unless also the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of such series shall have made written request upon the Trustee, and have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with the request, and the Trustee, for 60 days after receipt of such notice, request and offer of indemnity, shall have failed to institute such proceeding and, during such 60-day period, the Trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of, premium, if any, or interest on such note on or after the respective due date expressed in such debt security.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series, and the Trustee may act at the direction of holders of debt securities without liability. The Trustee, however, may refuse to follow any direction that conflicts with law or the Existing Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a debt security of such series or that would involve the Trustee in personal liability.

If a Default with respect to any series of debt securities occurs and is continuing and the Trustee has received written notice thereof, the Trustee must mail (or otherwise transmit in accordance with the procedures of The Depository Trust Company) to each holder of such series of debt securities notice of the Default within 90 days of having received such notice; provided, that, except in the case of a Default in the payment of principal or premium, if any, or interest on any debt security, the Trustee may withhold from the holders of such series of debt securities notice of any continuing Default if and so long as a committee of the Trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders of such series of debt securities. The Issuers will be required to deliver to the Trustee, within 120 days after the end of each fiscal year of Dell Technologies, an officer’s certificate indicating whether the signer of the certificate knows of any failure by the Issuers or the Guarantors to comply with all conditions and covenants of the Existing Indenture during such fiscal year.

Amendment, Supplement and Waiver

To the extent permitted by the Existing Indenture and subject to the following paragraphs, without the consent of any holders of debt securities, the Issuers, the Guarantors and the Trustee may from time to time amend, supplement or modify the Existing Indenture, including to provide for the issuance of additional debt securities under the Existing Indenture (including Additional Securities of such series, if any).

Subject to certain exceptions, modifications and amendments of the Existing Indenture, the debt securities of one or more series and the Security Guarantees may be made by the Issuers, any Guarantor (with respect to its Security Guarantee) and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series (including Additional Securities of such series, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the debt securities of such series), and any past Default or Event of Default with respect to such series of debt securities or compliance in respect of a series of debt securities with any provision of the Existing Indenture, the Security Guarantees or such series of debt securities may be waived with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of such series (including Additional Securities of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the debt securities of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, or the rate of interest on, any such debt security;

•	reduce any premium, if any, or redemption price payable upon the redemption of any such debt security;

•	reduce the amount of the principal of an original discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any such debt security is payable;

•

amend the contractual right expressly set forth in the Existing Indenture or any debt security of any holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest (or Additional Amounts, if any) on such debt security on or after the stated maturity or redemption date of any such debt security;

•

reduce the percentage in aggregate principal amount of the outstanding debt securities of any series, the consent of whose holders is required to approve any such modification or amendment or for any waiver of compliance with certain provisions of the Existing Indenture or of certain Defaults;

•

modify any of the provisions in the Existing Indenture regarding the waiver of past Defaults and the waiver of certain covenants by the holders of each such debt security affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the Existing Indenture may not be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Notwithstanding the foregoing, the Issuers, the Guarantors (only with respect to its Security Guarantee, and for the avoidance of doubt excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor) and the Trustee may amend or supplement the Existing Indenture or the debt securities of one or more series and any related Security Guarantee without the consent of any holder:

•	to cure any ambiguity or omission or correct any defect or inconsistency;

•

to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Existing Indenture, in each case as shall not adversely affect the interests of any holders of the debt securities of such series in any material respect;

•

to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, under the debt securities, the Security Guarantees or the Existing Indenture, as described above under “Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets”;

•

to surrender any right or power conferred upon the Issuers with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the protection of the holders of any series of debt securities, and to add any additional defaults or Events of Default for the Issuers’ or any Guarantor’s failure to comply with any such further covenants, restrictions, conditions or provisions;

•	to modify or amend the Existing Indenture (including any supplemental indenture) to make changes as are required for the Existing Indenture to comply with the Trust Indenture Act;

•

to add Security Guarantees with respect to any or all of the debt securities of such series or to release any Guarantor or Security Guarantee if at the time of such release such Guarantor is not otherwise required to be a Guarantor;

•	to add collateral with respect to any or all of the debt securities of such series;

•	to provide for the issuance of Additional Securities in accordance with the terms of the Existing Indenture;

•	to make any change that does not adversely affect the rights of any holder of debt securities of such series;

•	to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of such series;

•	to comply with the rules of any applicable securities depositary;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to conform the text of the Existing Indenture, the debt securities, any related Security Guarantee or any security documents to the description of such debt securities contained in this prospectus, any prospectus supplement or any similar document with respect to the offering of the debt securities of such series to the extent such descriptions were intended to be a verbatim recitation of a provision in the Existing Indenture, such debt securities, such Security Guarantee or such security documents;

•

to make any amendment to the provisions of the Existing Indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the Existing Indenture as so amended would not result in such debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of holders to transfer such debt securities; or

•	to establish the forms or terms of debt securities of any series as permitted by the provisions of the Existing Indenture.

The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The Existing Indenture provides that, when (1) the Issuers deliver to the Trustee all outstanding debt securities of a series under the Existing Indenture for cancellation or (2) all outstanding debt securities of a series under the Existing Indenture not previously delivered to the Trustee for cancellation have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, will become due and payable within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee U.S. dollars, or U.S. government obligations, or both, sufficient to pay at maturity or upon redemption all such outstanding debt securities of such series, including interest thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable by the Issuers under the Existing Indenture with respect to such series of debt securities and satisfy certain other conditions, then the Existing Indenture will, subject to certain exceptions, cease to be of further effect with respect to such series of debt securities; provided, that upon any redemption that occurs prior to a par call date, the amount deposited shall be sufficient for purposes of the Existing Indenture to the extent that an amount is deposited with the Trustee equal to the redemption price calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Redemption Price Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Redemption Price Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of such Redemption Price Deficit that confirms that such Redemption Price Deficit shall be applied toward such redemption.

Legal Defeasance and Covenant Defeasance

The Existing Indenture provides that the Issuers may elect with respect to any series of debt securities either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, certain obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from their obligations to comply with the restrictive covenants under the Existing Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to such debt securities, and clause (3) under “Events of Default” will no longer be applied (“covenant defeasance”). If the Issuers exercise their legal defeasance option or their covenant defeasance option with respect to a series of debt securities, each Guarantor will be released from all of its obligations with respect to its Security Guarantee with respect to such series of debt securities. Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the Issuers with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or both, sufficient in the opinion of a nationally recognized public accounting firm to pay the principal or premium, if any, and interest on the applicable debt securities on the scheduled due dates therefor.

If the Issuers effect covenant defeasance with respect to any series of debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than under clause (3) under “Events of Default,” the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the Issuers would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, the Issuers will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders of the applicable debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If the Issuers elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.

Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the office or agency designated by the Issuers. Global securities name a depositary or its nominee as the owner of the debt securities represented by the global securities.

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the Existing Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Existing Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Existing Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the Existing Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, and will be the responsibility of those participants.

We may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

Concerning the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A., which maintains its corporate trust offices at 601 Travis Street, 16th Floor, Houston, Texas 77002. The Trustee provides certain corporate trust services to us in the ordinary course of business and may provide such services in the future. The Trustee is the trustee under indentures covering certain of our outstanding notes and debentures.

The Existing Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of an Issuer or a Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign as Trustee.

The Existing Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Existing Indenture at the request of any holders of debt securities, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Existing Indenture is governed by, and construed in accordance with, the laws of the State of New York. The Existing Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Existing Indenture and is, to the extent applicable, governed by such provisions.

Certain Compliance Determinations

The Existing Indenture provides that, if a Guarantor is either (1) a direct or indirect parent company of Dell Technologies and does not hold any material assets other than the Equity Interests of Dell Technologies or (2) a direct or indirect wholly-owned subsidiary of Dell Technologies and does not hold any material assets other than the Equity Interests of the Issuers and their direct or indirect parent companies (in each case, as determined in good faith by the board of directors (or similar governing body) or senior management of such Guarantor), any calculations or measures that are stated to be determined with reference to Dell Technologies’ financial statements may be determined with reference to such Guarantor’s financial statements instead.

PLAN OF DISTRIBUTION

The Issuers may sell the offered securities from time to time in one or more transactions: (a) through agents; (b) through underwriters or dealers; (c) in the over-the-counter market; (d) in privately negotiated transactions; (e) directly to one or more purchasers; or (f) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

VALIDITY OF SECURITIES

The validity and enforceability of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of funds affiliated with Silver Lake Management Company III, L.L.C. and Silver Lake Management Company IV, L.L.C.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table lists the expenses expected to be incurred by us in connection with the issuance and distribution of securities registered under this registration statement.

SEC registration fee	$		*
Accounting fees and expenses		*	*
Legal fees and expenses		*	*
Printing and distribution expenses		*	*
Rating agency fees		*	*
Miscellaneous expenses, including listing fees and Blue Sky fees		*	*

Total	$	*	*

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r). See Exhibit 107 to this registration statement for additional details.
**

Because an indeterminate amount of securities is covered by this registration statement, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of such expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) As of the date of this registration statement, the following entities are incorporated under the laws of the State of Delaware: Dell Inc., Dell Technologies and Denali Intermediate Inc.

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Corporations

The certificate of incorporation of Dell Technologies provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified.

The bylaws of Dell Inc. and Denali Intermediate Inc. provide that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general), limited liability company member or manager, or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided therein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for certain suits or actions) only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification also shall include the right to be paid by the corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the board of directors deems appropriate.

The bylaws of Dell Technologies provide that each person who was or is a party, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals (as used in this paragraph, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or an officer of the corporation, or while serving as a director or officer of the corporation, is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (as used in this paragraph, a “Person”), or by reason of any action alleged to have been taken or omitted by such person in any such capacity or in any other capacity while serving or having agreed to serve as a director, officer, employee or agent (as used in this paragraph, an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the corporation to provide prior to such amendment), from and against all loss and liability suffered and expenses (including, without limitation, attorneys’ fees, costs and expenses), judgments, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by or on behalf of an indemnitee in connection with such action, suit or proceeding, including any appeals or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to serve in the capacity which initially entitled such indemnitee to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, that, except as provided with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors; provided further, that the corporation shall not be obligated (a) to indemnify an indemnitee for any amounts paid in settlement of an action, suit or proceeding unless the corporation consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned, or (b) to indemnify an indemnitee for any disgorgement of profits made from the purchase or sale by indemnitee of securities of the corporation under Section 16(b) of the Exchange Act. In addition, subject to certain exceptions, the corporation shall not be liable under to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that the indemnitee has otherwise actually received such payment pursuant to this indemnity right or any insurance policy, contract, agreement or otherwise.

Dell Technologies also maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to Dell Technologies with respect to indemnification payments that Dell Technologies may make to such directors and officers.

(b) Dell International L.L.C. is a limited liability company organized under the laws of the State of Delaware.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Organizational Documents of the Delaware Limited Liability Company

The limited liability company agreement of Dell International L.L.C. provides that, to the fullest extent permitted by applicable law, the company shall indemnify and hold harmless each (a) each managing member, other member or officer, in each case in his, her or its capacity as such, (b) any person (other than the company) of which a member is an officer, director, shareholder, partner, member, employee, representative or agent and (c) any affiliate (other than the company), officer, director, shareholder, partner, member, employee, representative or agent of any of the foregoing (as used in this paragraph, collectively, “Covered Persons”) from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (as used in this paragraph, collectively, “Claims and Expenses”) that may be imposed on, incurred by or asserted at any time against such Covered Person in any way related to or arising out of the limited liability company agreement, the company or the management or administration of the company or in connection with the business or affairs of the company or the activities of such Covered Person on behalf of the company; provided that a Covered Person shall not be entitled to indemnification hereunder against Claims and Expenses that are finally determined by a court of competent jurisdiction to have resulted from such Covered Person’s act or omission (i) that is a criminal act by such person that such person had no reasonable cause to believe was lawful or (ii) that constitutes fraud, gross negligence or knowing and willful misconduct by such person. The rights of any Covered Person to indemnification will be in addition to any other rights any such Covered Person may have under any other agreement or instrument in which such Covered Person is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.

(c) EMC Corporation is a corporation incorporated under the laws of the Commonwealth of Massachusetts.

Massachusetts General Laws

Massachusetts General Laws (“MGL”) Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his or her reasonable costs if he or she is wholly successful in his defense in a proceeding to which he or she was a party because he or she was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. MGL Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Organizational Documents of the Massachusetts Corporation

The bylaws of EMC provide that the corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to, any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. This right of indemnification shall not be exclusive of or affect any other rights to which any director or officer may be entitled.

(d) If the Redomestication is approved by our stockholders, at the effective time of such Redomestication, Dell Technologies will be converted to a corporation incorporated under the laws of the State of Texas.

Texas Business Organizations Code

Section 8.003 of Title 1 of the Texas Business Organizations Code (“TBOC”) provides that the certificate of formation of a corporation may restrict the circumstances under which the corporation must or may indemnify a person. Sections 8.051 and 8.101 of the TBOC provides that a corporation must indemnify a governing person, former governing person or delegate in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding, and may indemnify such a person under certain other circumstances and subject to certain limitations. Section 8.052 permits a court to order a corporation to indemnify a governing person, former governing person or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. In addition, Section 7.001 of Title 1 of the TBOC allows a Texas corporation in its certificate of formation to provide that a governing person of the organization is not liable, or is liable only to the extent provided by the certificate of formation or similar instrument, to the organization or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person, except under certain circumstances.

Under the TBOC, a Texas corporation is permitted to provide that a “managerial official” (including a director or officer) is not liable, or is liable only to the extent provided by the certificate of formation, to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a managerial official. The TBOC, however, does not permit any limitation of the liability of a managerial official for: (1) a breach of the duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the person to the corporation or involves intentional misconduct or a knowing violation of law; (3) a transaction from which the managerial official receives an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (4) an act or omission for which the liability of a managerial official is expressly provided by an applicable statute. In addition, under the TBOC, a Texas enterprise is allowed to purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee or agent against any liability (1) asserted against and incurred by the person in that capacity or (2) arising out of the person’s status in that capacity. The insurance or other arrangement established may insure or indemnify against the liability described above without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under the TBOC.

Organizational Documents of the Texas Corporation

Upon their effectiveness, the new charter and bylaws of Dell Technologies will authorize the indemnification of the corporation’s directors and officers to the fullest extent permitted by Texas law as it exists or may be amended from time to time, and the advancement of expenses (including attorneys’ fees) upon receipt of (1) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by the TBOC. The new charter of Dell Technologies will also contain an exculpatory provision that forecloses personal liability for the corporation’s directors and officers for breaches of the fiduciary duty of care consistent with the TBOC.

(e) Any underwriting agreement that we may enter into in connection with an offering pursuant to this registration statement may provide for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with such offering.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules. None.

ITEM 17.	UNDERTAKINGS

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

Each of the undersigned registrants undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement for debt securities registered hereby.

3.1

Amended and Restated Certificate of Formation of Dell International L.L.C. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 of Dell Technologies Inc., Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-269159) filed on January 9, 2023).

3.2

Second Amended and Restated Limited Liability Company Agreement of Dell International L.L.C. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 of Dell Technologies Inc., Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-269159) filed on January 9, 2023).

3.3**	Restated Articles of Organization of EMC Corporation, as amended.

3.4

Amended and Restated Bylaws of EMC Corporation (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

3.5

Sixth Amended and Restated Certificate of Incorporation of Dell Technologies Inc. (incorporated by reference to Exhibit 3.1 to Dell Technologies Inc.’s Current Report on Form 8-K (File No. 001-37867) filed on June 29, 2022).

3.6

Third Amended and Restated Bylaws of Dell Technologies Inc. (incorporated by reference to Exhibit 3.2 to Dell Technologies Inc.’s Current Report on Form 8-K (File No. 001-37867) filed on June 29, 2022).

3.7**	Amended and Restated Certificate of Incorporation of Dell Inc.

3.8

Amended and Restated Bylaws of Dell Inc. (incorporated by reference to Exhibit 3.8 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

3.9

Second Amended and Restated Certificate of Incorporation of Denali Intermediate Inc. (incorporated by reference to Exhibit 3.61 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

3.10

Second Amended and Restated Bylaws of Denali Intermediate Inc. (incorporated by reference to Exhibit 3.62 to the Registration Statement on Form S-4 of Dell International L.L.C., EMC Corporation and the other registrants listed therein (File No. 333-255258-27) filed on April 15, 2021).

4.1

Base Indenture, dated as of January 24, 2023, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on January 24, 2023).

4.2

2028 Notes Supplemental Indenture No. 1, dated as of January 24, 2023, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on January 24, 2023).

4.3

2033 Notes Supplemental Indenture No. 1, dated as of January 24, 2023, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on January 24, 2023).

4.4

2034 Notes Supplemental Indenture No. 1, dated as of March 18, 2024, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on March 18, 2024).

4.5

2030 Notes Supplemental Indenture No. 1, dated as of October 8, 2024, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on October 8, 2024).

4.6

2035 Notes Supplemental Indenture No. 1, dated as of October 8, 2024, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on October 8, 2024).

4.7

2028 Notes Supplemental Indenture No. 1, dated as of April 1, 2025, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on April 1, 2025).

4.8

2030 Notes Supplemental Indenture No. 1, dated as of April 1, 2025, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on April 1, 2025).

4.9

2032 Notes Supplemental Indenture No. 1, dated as of April 1, 2025, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on April 1, 2025).

4.10

2035 Notes Supplemental Indenture No. 1, dated as of April 1, 2025, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on April 1, 2025).

4.11

2029 Notes Supplemental Indenture No. 1, dated as of October 6, 2025, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on October 6, 2025).

4.12

2031 Notes Supplemental Indenture No. 1, dated as of October 6, 2025, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on October 6, 2025).

4.13

2032 Notes Supplemental Indenture No. 1, dated as of October 6, 2025, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on October 6, 2025).

4.14

2036 Notes Supplemental Indenture No. 1, dated as of October 6, 2025, among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Dell Technologies Inc. (File No. 001-37867) filed on October 6, 2025).

5.1**	Opinion of Simpson Thacher & Bartlett LLP.

22.1**	List of Guarantor Subsidiaries and Issuers of Guaranteed Securities.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1**	Powers of Attorney (included in signature pages of this Registration Statement).

25.1**

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. with respect to the form of Base Indenture among Dell International L.L.C., EMC Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

107**	Filing Fee Table.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 11th day of June, 2026.

Date: June 11, 2026

DELL INTERNATIONAL L.L.C.

By: DELL INC., its Sole Member

By:	/s/ Christopher Garcia
Name:	Christopher Garcia
Title:	Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Kennedy, Richard J. Rothberg and Christopher Garcia, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on this 11th day of June, 2026.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chief Executive Officer (Principal Executive Officer)

/s/ David Kennedy David Kennedy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard Troy Sharp Richard Troy Sharp	Senior Vice President, Corporate Finance and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 11th day of June, 2026.

Date: June 11, 2026

EMC CORPORATION

By:	/s/ Christopher Garcia
Name:	Christopher Garcia
Title:	Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Kennedy, Richard J. Rothberg and Christopher Garcia, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on this 11th day of June, 2026.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Charles Yeager Charles Yeager	Chief Financial Officer (Principal Financial Officer)

/s/ Richard Troy Sharp Richard Troy Sharp	Senior Vice President, Corporate Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 11th day of June, 2026.

Date: June 11, 2026

DELL INC.

By:	/s/ Christopher Garcia
Name:	Christopher Garcia
Title:	Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Kennedy, Richard J. Rothberg and Christopher Garcia, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on this 11th day of June, 2026.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ David Kennedy David Kennedy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard Troy Sharp Richard Troy Sharp	Senior Vice President, Corporate Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 11th day of June, 2026.

Date: June 11, 2026

DELL TECHNOLOGIES INC.

By:	/s/ Michael S. Dell
Name:	Michael S. Dell
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Kennedy, Richard J. Rothberg and Christopher Garcia, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on this 11th day of June, 2026.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ David Kennedy David Kennedy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard Troy Sharp Richard Troy Sharp	Senior Vice President, Corporate Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ David W. Dorman David W. Dorman	Director

/s/ Egon Durban Egon Durban	Director

Signature	Title

/s/ David Grain David Grain	Director

/s/ William D. Green William D. Green	Director

/s/ Ellen J. Kullman Ellen J. Kullman	Director

/s/ Steven Mollenkopf Steven Mollenkopf	Director

/s/ Lynn Vojvodich Radakovich Lynn Vojvodich Radakovich	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Round Rock, Texas, on this 11th day of June, 2026.

Date: June 11, 2026

DENALI INTERMEDIATE INC.

By:	/s/ Christopher Garcia
Name:	Christopher Garcia
Title:	Senior Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Kennedy, Richard J. Rothberg and Christopher Garcia, and each of them, any of whom may act without joinder of the other, as the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on this 11th day of June, 2026.

Signature	Title

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ David Kennedy David Kennedy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard Troy Sharp Richard Troy Sharp	Senior Vice President, Corporate Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ Christopher Garcia Christopher Garcia	Director